Exhibit 99.1

InnerWorkings Stockholders Approve Merger with HH Global

CHICAGO, Ill. September 25, 2020 – InnerWorkings, Inc. (NASDAQ: INWK) (“InnerWorkings” or the “Company”) today announced that, at a special meeting of stockholders held on September 24, 2020, InnerWorkings’ stockholders approved the adoption of the previously announced merger agreement relating to the proposed transaction between InnerWorkings and HH Global Group Limited (“HH Global”), whereby InnerWorkings will become a wholly owned subsidiary of HH Global.

After certification by the Company’s inspector of elections, the final voting results for the Company’s special meeting will be filed with the U.S. Securities and Exchange Commission (the “SEC”) in a Form 8-K, which will also be available at https://investors.inwk.com.

The merger is expected to close on October 1, 2020, subject to the satisfaction of the remaining customary closing conditions.

About InnerWorkings

InnerWorkings, Inc. engineers marketing for leading brands across a wide range of industries. We dive deep into clients’ brand strategies to deliver solutions that leverage our global expertise, certified supplier base, proven methods, and proprietary technology. By engineering marketing across key touch points in the customer journey, we power campaigns that drive value, enhance awareness and inspire action. With services that include creative, print, direct mail, branded merchandise, luxury packaging, retail environments, and digital solutions, we’re elevating beyond execution to shape brand experience. For more information visit: www.inwk.com.

About HH Global

Founded in 1991, HH Global is a global outsourced marketing execution provider. Applying proven processes, industry-leading technology, and the deep expertise of over 1,300+ employees, we develop innovative solutions that drive down the cost of our clients’ physical marketing procurement and content development, while improving quality, sustainability, and speed to market. For more information visit: www.hhglobal.com.

Forward-Looking Statements

This release contains “forward-looking statements” that are based on beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. All statements other than statements of current or historical fact contained in this report are forward-looking statements. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “will,” “seek,” “plan,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual outcomes to differ materially from expectations of future outcomes the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of regulatory approvals; unanticipated difficulties or expenditures relating to the proposed merger; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, officers and others following the announcement of the proposed merger; disruptions of current plans and operations caused by the announcement and pendency of the proposed merger; potential difficulties in employee retention due to the announcement and pendency of the proposed merger; the response of customers, suppliers, business partners and regulators to the announcement of the proposed merger; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, its Quarterly Report on

Form 10-Q for the quarter ended March 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in subsequent filings), which filings are available at the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date of this document. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT:

InnerWorkings, Inc.

Bridget Freas

312.589.5613

bfreas@inwk.com